UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 9, 2022

Date of Report (Date of earliest event reported)

CARO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-212268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Brickell Ave, Pent #5 Miami, FL 33131
(Address of principal executive offices)

(786) 755-3210

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

ITEM 5.01 Changes in Control of Registrant.

This Form 8-K is intended to update the events disclosed on April 28, 2022 in a prior Form 8-K, specifically to amend and update events regarding the transaction between Christopher McEachnie and Rozh Caroro, the current and prior majority controlling shareholders, respectively.  In addition, this Form 8-K reports on new events which have transpired since the initial Form 8-K was filed on or about April 28, 2022.

Attached hereto at Exhibit 1.0 is a true and correct copy of the stock purchase agreement between them. On April 28, 2022 Christopher McEachnie purchased 36,795,000 shares of Caro Holdings, Inc. from Rozh Caroro for $475,000 USD.However, Rozh Caroro was only able to deliver 4,500,000 shares to McEachnie at that time.

While the 4.5 million shares would have constituted 58% of the common shares, Rozh Caroro, previously was issued 32,295,000 shares of common stock pursuant to a treasury order dated January 31, 2022 pursuant to a debt settlement dated January 31, 2022 for debts in the amount of $135,378 USD settled at a cost basis of $0.0042 cents per share in a corporate resolution dated February 1, 2022.

The Treasury Order, Debt Settlement and Corporate Resolution are attached hereto as Exhibits 1.1, 1.2 and 1.3 respectively.

Rozh Caroro was until recently only able to deliver the 4.5 million shares to McEachnie due to the location of her domicile in the Philippines, but has, as of October 10, 2022, has returned to the Company’s transfer agent stock powers to transfer the remaining 32,295,000 shares to McEachnie as per the April 28, 2022 stock purchase agreement between them.

In conjunction with this transaction Rozh Caroro appointed Chris McEachnie as sole officer and director and resigned on or about April 25 and April 28, 2022. True and correct copies of this appointment and resignation are included herewith at Exhibits 1.5 and 1.6 respectively.

ITEM 5.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On or about September 9, 2022 the Board of Directors convened a meeting to terminate the appointment of Warren Walsh as the Company’s COO and CTO and any other positions, as well as naming Meriesha Rennalls to the Board of Directors and to act as the Company’s Secretary and Treasurer. A copy of this Corporate Resolution is attached hereto at Exhibit 1.4

SECTION 8 - Other Events Item 8.01 Other Events.

ITEM 8.01 Other Events.

No other events

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits –

1.0	Stock Purchase Agreement;
1.1	Treasury Order;
1.2	Debt Settlement;
1.3	Corporate Resolution;
1.4	Corporate Resolution;
1.5	Appointment; and
1.6	Resignation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARO HOLDINGS INC.

DATE: October 14, 2022	By:	/s/ Christopher McEachnie
	Name:	Christopher McEachnie
	Title:	President and Chief Executive Officer

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